EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-91526 of Quicksilver Resources Inc. on Form S-8 of our reports dated March 14, 2003, and June 20, 2003, appearing in the Annual Report on Form 10-K of Quicksilver Resources Inc. for the year ended December 31, 2002 and in the Annual Report on Form 11-K of Quicksilver Resources Inc. 401(k) Plan for the year ended December 31, 2002, respectively.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas

June 27, 2003